Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

QUIDELORTHO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.001 per share (1)	Rule 457(a)	4,705,635 (1)(3)	$100.89	$474,751,515.15	$92.70 per $1,000,000	$44,009.47

Equity	Common stock, par value $0.001 per share (4)	Rule 457(a)	780,197 (4)(5)	$100.89	$78,714,075.33	$92.70 per $1,000,000	$7,296.79

Total Offering Amounts					$553,465,590.48		$51,306.26

Total Fee Offsets							—

Net Fee Due							$51,306.26

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the QuidelOrtho Corporation Amended and Restated 2018 Equity Incentive Plan (the “Equity Incentive Plan”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on Nasdaq, on May 27, 2022.

(3)	Represents 4,705,635 shares of Common Stock reserved for issuance under the Equity Incentive Plan.
(4)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the QuidelOrtho Corporation Amended and Restated 1983 Employee Stock Purchase Plan (the “Stock Purchase Plan”).

(5)	Represents 780,197 shares of Common Stock reserved for issuance under the Stock Purchase Plan.